Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of LifeCell Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2006 filed with the Securities and Exchange Commission (the “Report”), Paul G. Thomas, Chief Executive Officer of the Company and Steven T. Sobieski, Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

(3)

Dated: July 27, 2006

/s/ Paul G. Thomas
Paul G. Thomas
Chief Executive Officer

/s/ Steven T. Sobieski
Steven T. Sobieski
Chief Financial Officer